Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated June 24, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares Trust’s Certified Shareholder Reports on Form N-CSR for the year ended April 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 21, 2025

Appendix A

iShares Trust

1.	iShares Core Dividend ETF
2.	iShares Core Dividend Growth ETF
3.	iShares Core High Dividend ETF
4.	iShares Core U.S. REIT ETF
5.	iShares Dow Jones U.S. ETF
6.	iShares Environmentally Aware Real Estate ETF
7.	iShares ESG MSCI KLD 400 ETF
8.	iShares MSCI USA ESG Select ETF*
9.	iShares Global Clean Energy ETF
10.	iShares Global REIT ETF
11.	iShares International Developed Real Estate ETF
12.	iShares International Select Dividend ETF
13.	iShares Morningstar Growth ETF
14.	iShares Morningstar Mid-Cap ETF
15.	iShares Morningstar Mid-Cap Growth ETF
16.	iShares Morningstar Mid-Cap Value ETF
17.	iShares Morningstar Small-Cap ETF
18.	iShares Morningstar Small-Cap Growth ETF
19.	iShares Morningstar Small-Cap Value ETF
20.	iShares Morningstar U.S. Equity ETF
21.	iShares Morningstar Value ETF
22.	iShares Select Dividend ETF
23.	iShares Select U.S. REIT ETF
24.	iShares U.S. Basic Materials ETF
25.	iShares U.S. Consumer Discretionary ETF
26.	iShares U.S. Consumer Staples ETF
27.	iShares U.S. Energy ETF
28.	iShares U.S. Financial Services ETF
29.	iShares U.S. Financials ETF
30.	iShares U.S. Healthcare ETF
31.	iShares U.S. Industrials ETF
32.	iShares U.S. Technology ETF
33.	iShares U.S. Transportation ETF
34.	iShares U.S. Utilities ETF

*Effective June 2, 2025, fund name changed to iShares ESG Optimized MSCI USA ETF

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